As filed with the Securities and Exchange Commission
                      on November 5, 1999.

                                  Registration No. 333-__________
=================================================================

                         UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

                   --------------------------

                            FORM S-8
    REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                   --------------------------


                        ADAMS GOLF, INC.
     (Exact name of Registrant as specified in its charter)

           Delaware                             75-2320087
(State or other jurisdiction of              (I.R.S. Employer
incorporation or organization)               Identification No.)

   300 Delaware Avenue, Suite 572
        Wilmington, Delaware                       19801
(Address of Principal Executive Offices)         (Zip Code)

                     ----------------------

                     1999 STOCK OPTION PLAN
                     FOR OUTSIDE CONSULTANTS
                    (Full title of the plan)

                    ------------------------



B.H. (Barney) Adams                             Copy to:
Chief Executive Officer                  J. David Washburn, Esq.
ADAMS GOLF, INC.                         ARTER & HADDEN LLP
300 Delaware Avenue, Suite 572           1717 Main St., Suite 4100
Wilmington, Delaware  19801              Dallas, Texas  75201-4605
(Name and address of                         (214) 761-2100
agent for service)


                         (302) 427-5892
                       (Telephone number,
                      including area code,
                      of agent for service)
                    ------------------------

                 CALCULATION OF REGISTRATION FEE
======================================================================================
   Title of       Amount to be    Proposed Maximum   Proposed Maximum     Amount of
Securities to     Registered(1)    Offering Price   Aggregate Offering   Registration
be Registered                        Per Share           Price(2)            Fee
---------------   -------------   ----------------  ------------------   -------------
 Common Stock       1,000,000           (2)             $2,254,496         $626.75
$.001 par value      shares

======================================================================================
     (1)  The securities to be registered represent shares of
Common Stock issued or reserved for issuance under the 1999 Stock
Option Plan for Outside Consultants of Adams Golf, Inc. (the
"Plan").  Pursuant to Rule 416, shares of Common Stock of the
Company issuable pursuant to the exercise of options granted or to be granted under the Plan in order to prevent dilution
resulting from any future stock split, stock divided or similar transaction are also being registered hereunder.

     (2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee as follows: (i) the maximum proposed offering price at which outstanding options under the Plan (224,800 shares of Common Stock) may be exercised is $510,296 and (ii) the maximum proposed offering price at which unissued options may be exercised under the Plan (775,200 shares of Common Stock) is $1,744,200 calculated on the basis of the closing sale price per share of Common Stock on the Nasdaq Stock
Market's National Market on November 3, 1999 ($2.25), in accordance with Rule 457(c).


=================================================================

                             Part I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.*
          ----------------

Item 2.Registrant Information and Employee Plan Annual
       Information.*
       -----------------------------------------------

* Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.



                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.Incorporation of Documents by Reference.
       ---------------------------------------

     Adams Golf, Inc. (the "Company") hereby incorporates by reference in this Registration Statement the following documents previously filed or to be filed with the Securities and Exchange
Commission (the "Commission"):

     (a)  the Company's Annual Report on Form 10-K filed with the
          Commission for the fiscal year ended December 31, 1998;

     (b) the Company's Quarterly Reports filed with the Commission on Form 10-Q for the quarter ended March 31, 1999 and June 30, 1999;

     (c) the description of the Company's common stock, par value $.001 per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A (file no. 0-24583), including any amendment or report filed for the purpose of updating such description; and

     (d) all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act, of 1934, as amended, subsequent to the date of this Registration Statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered under the Registration Statement have been sold or that deregisters all securities remaining unsold at the time of the amendment.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that the statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, or in any document forming any part of the Section 10(a) Prospectus to be delivered to participants in connection with, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.
          -------------------------

     Not Applicable.

Item 5.   Interests of Named Experts and Counsel.
          ---------------------------------------

     Not Applicable.

Item 6.   Indemnification of Directors and Officers.
          ------------------------------------------

     Article VII of the Company's Certificate of Incorporation provides that the Company shall indemnify its directors and officers to the fullest extent permitted by the Delaware General
Corporation Law ("DGCL").

     Section 145 of the DGCL permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents, acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action (i.e., one by or in the right of the corporation), indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such persons have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses, despite such adjudication of liability.

     Section 102(b)(7) of the DGCL permits a corporation organized under Delaware law to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director subject to certain limitations. Article IX of the Certificate of Incorporation includes the following provision:

          A director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of the foregoing provisions of this Article IX by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

     Article XI of the company's Bylaws further provides for the indemnification of, and advancement of expenses to, its officers and directors in certain circumstances.

     The Company has purchased directors and officers liability insurance that provides coverage for directors and officers with respect to certain liabilities.

Item 7.   Exemption from Registration Claimed.
          -----------------------------------
     Not applicable.

Item 8.   Exhibits.
          --------

     (a)  Exhibits.

       Exhibit       Description
       -------       -----------

         4.1 1999 Stock Option Plan for Outside Consultants of Adams Golf, Inc. (the "Plan") (filed herewith)
         4.2 Form of Stock Option Agreement relating to options granted under the Plan (filed herewith)
         5.1         Opinion of Arter & Hadden LLP (filed herewith)
        23.1 Consent of Arter & Hadden LLP (included in their opinion filed as Exhibit 5.1) (filed herewith)
        23.2         Consent of KPMG LLP (filed herewith)



Item 9.   Undertakings.
          ------------

     A.   The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange
     Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, Texas, on November 1, 1999:

                    ADAMS GOLF, INC.

                    By:  /s/ DARL P. HATFIELD
                       -------------------------------
                       Darl P. Hatfield
                       Senior Vice President - Finance
                       and Administration and Chief
                       Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons and in the capacities indicated on November 1, 1999.

Signatures                 Titles
-------------------------- --------------------------------

   /s/ B. H. ADAMS
--------------------------
B. H. (Barney) Adams       Chairman of the Board, Chief
                           Executive Officer and
                           President (Principal Executive Officer)
   /s/ DARL P. HATFIELD
--------------------------
Darl P. Hatfield           Senior Vice President-Finance and
                           Administration and Chief Financial Officer
                           (Principal Financial and Accounting
                           Officer)

   /s/ RICHARD H. MURTLAND
--------------------------
Richard H. Murtland        Vice President-Research and Development,
                           Secretary, Treasurer and Director

   /s/ PAUL F. BROWN, JR.
-------------------------
Paul F. Brown, Jr.         Director

   /s/ ROLAND E. CASATI
--------------------------
Roland E. Casati           Director

   /s/ ROBERT F. MACNALLY
--------------------------
Robert F. MacNally         Director

   /s/ MARK R. MULVOY
--------------------------
Mark R. Mulvoy             Director

   /s/ STEPHEN R. PATCHIN
--------------------------
Stephen R. Patchin         Director

   /s/ JOHN S. SIMPSON
--------------------------
John S. Simpson            Director

                          EXHIBIT INDEX
                          -------------



      Exhibit     Description
     --------     ----------------------------------------------------
        4.1       1999 Stock Option Plan for Outside Consultants of
                  Adams Golf, Inc. (the "Plan") (filed herewith)
        4.2       Form of Stock Option Agreement relating to options
                  granted under the Plan (filed herewith)
        5.1       Opinion of Arter & Hadden LLP (filed herewith)
       23.1       Consent of Arter & Hadden LLP (included in their
                  opinion filed as Exhibit 5.1) (filed herewith)
       23.2       Consent of KPMG LLP (filed herewith)